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Exhibit No. 4.01 - SPECIMENT STOCK CERTIFICATE

                   NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
               INCORPORATED UNDER THE LAWS OF THE STATE OF UTAH

Certificate No.
                                      Number of shares
     --VOID-
                                                   xxxxxxx

                                        UNITAH MOUNTAIN COPPER COMPANY

                                                   Total    Authorized Capital

                         30,000,000 Shares of Common Stock
                                                     Par Value  $0.10 Each


This certifies that ----------SPECIMEN-------------- is the registered holder of --------------------VOID-------------------- Shares, fully paid and nonassessable shares of the Common Stock of UNITAH MOUNTAIN
COPPER COMPANY transferable only on the books of the Corporation by the holder hereof in person or by Attorneyupon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ----- day of ----------- A.D. 19xx

/s/-------------------------     [Corporate Seal]           /s/---------------
------------
Secretary
President

Countersigned:

Fidelity Transfer Company
1800 South West Temple, Suite 301
Salt Lake City, Utah  84111
(303) 595-3300
By:----------------------